Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2005, which appears in Elbit Vision Systems Ltd. (the “Company”) Annual Report on Form 20-F, for the year ended December 31, 2006.

Haifa, Israel	Kesselman & Kesselman
July 31, 2007	Certified Public Accountants (Isr.)